UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 15, 2006
Allied Waste Industries, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14705	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Signatures

Item 8.01 Other Events
Following are the unaudited interim consolidated financial statements for our wholly-owned subsidiary, Browning-Ferris Industries, LLC (BFI) as of March 31, 2006 and December 31, 2005 and the three months ended March 31, 2006 and 2005. We are required to provide these financial statements under the Securities and Exchange Commission’s (SEC) Rule 3-16 of Regulation S-X.

BROWNING-FERRIS INDUSTRIES, LLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current Assets —
Cash and cash equivalents	$5.3	$12.1
Accounts receivable, net of allowance of $4.6 and $4.2	181.5	170.5
Prepaid and other current assets	17.3	18.8

Total current assets	204.1	201.4
Property and equipment, net	1,023.2	1,000.9
Goodwill	3,386.1	3,391.0
Other assets, net	107.8	117.0
Due from parent	97.3	18.0

Total assets	$4,818.5	$4,728.3

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities —
Current portion of long-term debt	$1.2	$4.4
Accounts payable	107.8	131.1
Current portion of accrued capping, closure, post-closure and environmental costs	56.2	66.4
Accrued interest	118.3	79.2
Other accrued liabilities	115.5	106.4
Unearned revenue	67.8	62.4

Total current liabilities	466.8	449.9
Long-term debt, less current portion	5,466.4	5,357.8
Accrued capping, closure, post-closure and environmental costs, less current portion	523.8	510.6
Other long-term obligations	152.2	161.8
Commitments and contingencies
Member’s Deficit —
Member’s interest	—	—
Accumulated other comprehensive loss	(70.3)	(70.3)
Accumulated deficit	(1,720.4)	(1,681.5)

Total member’s deficit	(1,790.7)	(1,751.8)

Total liabilities and member’s deficit	$4,818.5	$4,728.3

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

BROWNING-FERRIS INDUSTRIES, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues	$419.1	$383.4
Cost of operations (exclusive of depreciation and amortization shown below)	291.9	256.9
Selling, general and administrative expenses	40.4	37.9
Depreciation and amortization	34.2	33.1

Operating income	52.6	55.5
Interest expense and other	107.4	158.2

Loss before income taxes	(54.8)	(102.7)
Income tax benefit	(15.9)	(33.5)
Minority interest	0.0	0.1

Net loss	$(38.9)	$(69.3)

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

BROWNING-FERRIS INDUSTRIES, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended March 31,
	2006	2005
Operating activities —
Net loss	$(38.9)	$(69.3)
Adjustments to reconcile net loss to cash provided by (used for) operating activities—
Provisions for:
Depreciation and amortization	34.2	33.1
Doubtful accounts	1.4	(0.6)
Accretion of debt and amortization of debt issuance costs	4.7	5.1
Gain on sale of fixed assets	—	(0.4)
Non-cash reduction in acquisition accruals	(0.9)	(0.6)
Loss on sale of trade receivables	1.2	1.9
Write-off of deferred debt issuance costs	—	11.6
Change in operating assets and liabilities, excluding the effects of purchase acquisitions—
Accounts receivable, prepaid expenses and other assets	(13.4)	(17.7)
Accounts payable, accrued liabilities, unearned income and other	26.1	(12.5)
Capping, closure and post-closure accretion	7.6	7.6
Capping, closure, post-closure and environmental expenditures	(7.1)	(9.9)

Cash provided by (used for) operating activities	14.9	(51.7)

Investing activities —
Cost of acquisitions, net of cash acquired	—	(0.3)
Proceeds from sale of fixed assets	0.4	0.9
Capital expenditures, excluding acquisitions	(50.4)	(20.3)
Capitalized interest	(1.3)	(1.2)
Change in deferred acquisition costs, notes receivable and other	—	1.2

Cash used for investing activities	(51.3)	(19.7)

Financing activities —
Proceeds from long-term debt, net of issuance costs	348.0	1,423.6
Repayments of long-term debt	(244.2)	(1,873.2)
Net change in disbursement account	(4.6)	(4.4)
Net change in due from parent	(69.6)	653.4

Cash provided by financing activities	29.6	199.4

(Decrease) increase in cash and cash equivalents	(6.8)	128.0
Cash and cash equivalents, beginning of period	12.1	5.4

Cash and cash equivalents, end of period	$5.3	$133.4

Supplemental disclosures:
Interest paid (net of amounts capitalized)	$65.5	$91.6
The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Summary of Significant Accounting Policies
Browning-Ferris Industries, LLC (we or BFI), a Delaware Limited Liability Company, is a wholly-owned subsidiary of Allied Waste Industries, Inc., (Allied or Parent), a Delaware corporation. Allied is the second largest, non-hazardous solid waste management company in the United States, as measured by revenues and provides non-hazardous waste collection, transfer, recycling and disposal services in 37 states and Puerto Rico. As described in Note 4, these financial statements reflect all of the debt obligations incurred by Allied to acquire BFI in 1999. The entities that comprise BFI have not historically produced the operating results and the cash flows required to service all of the acquisition indebtedness incurred by Allied. As such, BFI is reliant on its Parent to provide necessary funding to support its activities. Allied has issued a letter to BFI dated May 15, 2006, evidencing its intent and ability to financially support BFI for a period of at least one year.
Purpose of financial statements –
The purpose of these financial statements is to provide information about assets and stock, which collateralize certain outstanding debt obligations of BFI and the Parent. BFI along with certain other wholly-owned subsidiaries of Allied (herein referred to as the Other Allied Collateral) on a combined basis represents the aggregate collateral. The combined entity represents all assets that, upon occurrence of any triggering event or certain other conditions under the collateral agreements, would be available to satisfy the outstanding debt obligation. Separate stand-alone financial statements for the Other Allied Collateral are not presented herein because none of the subsidiaries within Other Allied Collateral meet the SEC reporting criteria under Rule 3-16 of Regulation S-X.
Transfer of assets and change in financial statement presentation —
Prior to 2001, the Other Allied Collateral was wholly-owned by BFI. Subsequently, the Other Allied Collateral was transferred to newly created subsidiaries of Allied for organizational efficiency and other purposes. A collateral waiver was received from the collateral trustee. The Other Allied Collateral continues to collateralize the debt. The transfers of assets described above constitute a change in reporting entity. Prior to 2004, these changes have been retroactively restated for all prior periods in accordance with Accounting Principles Board Opinion No. 20, Accounting Changes. There were no changes for the three months ended March 31, 2006 and changes in 2005 were immaterial, therefore, prior period financial statements were not restated.
Principles of consolidation and presentation –
All significant intercompany accounts and transactions are eliminated in the accompanying consolidated financial statements. BFI is not a registrant with the SEC and is not subject to the SEC’s periodic reporting requirements, except as may be required by Rule 3-16 of Regulation S-X. Certain estimates, including allocations from the Parent, have been made to provide financial information for SEC and stand-alone reporting purposes as if BFI were a registrant. We believe that the presentations and disclosures herein are adequate to make the information not misleading. In the opinion of management, all adjustments necessary to fairly state the financial statements have been reflected.
The December 31, 2005 balance sheet data included herein is derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (GAAP). The Consolidated Balance Sheet as of December 31, 2005 and the unaudited interim Consolidated Financial Statements included herein have been prepared pursuant to the rules and regulations of the SEC. As applicable under such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed and omitted. We believe that the presentation and disclosures herein are adequate when read (and should be read) in conjunction with BFI’s Consolidated Financial Statements for the year ended December 31, 2005 and the related notes thereto included in Allied’s 2005 Annual Report on Form 10-K. The Consolidated Financial Statements as of March 31, 2006 and for the three months ended March 31, 2006 and 2005 reflect, in the opinion of management, all adjustments, consisting only of normal recurring adjustments,

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
necessary to fairly state the financial position and results of operations for such periods. Operating results for interim periods are not necessarily indicative of the results for full years.
For the description of our significant accounting policies, see Note 1 of our Notes to Consolidated Financial Statements for the year ended December 31, 2005 included in Allied’s Annual Report on Form 10-K.
Interest expense capitalized –
We capitalize interest in connection with the construction of our landfill assets. Actual acquisition, permitting and construction costs incurred, which relate to landfill assets under active development qualify for interest capitalization. Interest capitalization ceases when the construction of a landfill asset is complete and available for use.
During the three months ended March 31, 2006 and 2005, we incurred gross interest expense of $104.1 million and $112.9 million, respectively, of which $1.3 and $1.2 million, respectively, was capitalized.
Use of estimates –
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available and assumptions about the future. Actual results may differ significantly from the estimates.
Recently issued accounting pronouncements –
In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123(R)), which revises SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123) and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be measured at fair value and expensed in the consolidated statement of operations over the service period (generally the vesting period).
Effective January 1, 2006, Allied adopted SFAS 123(R) using the modified prospective transition method, whereby compensation expense is only recognized in the consolidated statements of

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
operations in the period beginning in January 1, 2006. Accordingly, compensation cost amounts for prior periods are contained in BFI’s footnotes but the consolidated financial statements have not been restated to reflect, and do not include, the impact of SFAS 123(R). Stock-based compensation expense related to Allied’s stock options granted to certain BFI employees for the three months ended March 31, 2006 was approximately $0.2 million, net of tax. See Note 8, Stock Plans, for additional disclosures.
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS 154), which replaces APB Opinion No. 20, Accounting Changes (APB 20), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. Specifically, this statement requires “retrospective application” of the direct effect for a voluntary change in accounting principle to prior periods’ financial statements, if it is practical to do so. SFAS 154 also strictly redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 replaces APB 20, which requires that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income of the period of the change. The adoption of SFAS 154 as of January 1, 2006 did not have a material impact on our financial position or results of operations.
In October 2005, the FASB issued FSP FAS 13-1, Accounting for Rental Costs Incurred during a Construction Period. This FSP requires rental costs associated with ground or building operating leases that are incurred during the construction period to be recognized as rental expense over the lease term, which includes the construction period. The adoption of FSP FAS 13-1 as of January 1, 2006 did not have a material impact on our financial position or results of operations.
2. Property and Equipment
Property and equipment is as follows (in millions):

	March 31,	December 31,
	2006	2005
Land and improvements	$135.6	$134.9
Land held for permitting as landfills	12.5	12.3
Landfills	1,157.6	1,145.6
Buildings and improvements	98.6	98.4
Vehicles, furniture and equipment	454.8	418.7
Containers and compactors	179.5	174.3

	2,038.6	1,984.2
Accumulated depreciation and amortization	(1,015.4)	(983.3)

	$1,023.2	$1,000.9

3. Goodwill
BFI goodwill is accounted for at the Parent company level. We make an allocation to the entities that were acquired as part of the BFI acquisition. These entities are included in both BFI and the Other Allied Collateral. The following table shows the activity and balances related to the BFI goodwill as recorded by the Parent (in millions):

March 31, 2006
Beginning balance	$3,391.0
Acquisitions	—
Divestitures	—
Adjustments (1)	(4.9)

Ending balance	$3,386.1

(1)	Primarily relates to an income tax adjustment associated with the acquisition of BFI.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
4. Long-term Debt
Allied completed the acquisition of BFI primarily through the issuance of debt. All of the assets and substantially all of the stock of BFI and all of the assets and stock of Other Allied Collateral are pledged as collateral for this debt and the debt is serviced through cash flows generated by the consolidated operations of Allied. Therefore, in accordance with SEC Staff Accounting Bulletin, Topic 5-J, the debt that was incurred to acquire BFI, while held and managed by Allied, is presented on BFI’s consolidated balance sheet, and related interest expense and debt issuance costs are reflected in BFI’s financial statements. To the extent the original acquisition debt is repaid with cash or refinanced with equity, it is no longer presented in these financial statements. To the extent the original acquisition debt is refinanced with other debt (either bank financings or bonds), the replacement debt instrument, along with the related issuance costs and interest expense, is presented in these financial statements, which includes borrowings under Allied’s 2005 Credit Facility described below.
2005 Credit facility —
At March 31, 2006, Allied’s senior secured credit facility (2005 Credit Facility) includes: (i) a $1.575 billion Revolving Credit Facility due January 2010 (the 2005 Revolver), (ii) a $1.275 billion Term Loan due January 2012 (the 2005 Term Loan), and (iii) a $495.0 million Institutional Letter of Credit Facility due January 2012. The proceeds of the 2005 Term Loan were used to repay previously outstanding Term Loans B, C, and D under the 2003 Credit Facility. Of the $1.575 billion available under the 2005 Revolver, the entire amount may be used to support the issuance of letters of credit. At March 31, 2006, Allied had $111.4 million of borrowings outstanding and $431.5 million in letters of credit outstanding under the 2005 Revolver, leaving $1.032 billion capacity available under the 2005 Revolver.
The 2005 Credit Facility bears interest at (a) an Alternative Base Rate, or (b) an Adjusted LIBOR, both terms defined in the 2005 Credit Facility agreement, plus, in either case, an applicable margin based on our leverage ratio. Proceeds from the 2005 Credit Facility may be used for working capital and other general corporate purposes, including acquisitions.
The 2005 Credit Facility requires Allied to make prepayments upon completion of certain transactions as defined in the 2005 Credit Facility, including asset sales and issuances of debt securities. Proceeds from these transactions are required to be applied to amounts due under the 2005 Credit Facility pursuant to the 2005 Credit Facility agreement. Allied is also required to make prepayments on the 2005 Credit Facility for 50% of any excess cash flows from operations, on a consolidated basis, as defined in the 2005 Credit Facility agreement. There is also scheduled amortization on the 2005 Term Loan and Institutional Letter of Credit Facility, as required in the 2005 Credit Facility agreement.
Debt covenants —
At March 31, 2006, Allied was in compliance with all financial and other covenants under the 2005 Credit Facility. In addition, the 2005 Credit Facility has restrictions on making certain types of payments, including certain dividend payments. However, Allied is able to pay cash dividends on the Series C and Series D preferred stock.
The senior notes issued by Allied Waste North America, Inc. (Allied NA) and the senior subordinated notes of Allied NA contain certain financial covenants and restrictions for the Allied consolidated entity, which may, in certain circumstances, limit Allied’s ability to complete acquisitions, pay dividends, incur indebtedness, make investments and take certain other corporate actions. At March 31, 2006, Allied was in compliance with all applicable covenants.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Guarantees –
Substantially all of our subsidiaries along with substantially all other subsidiaries of the Parent, are jointly and severally liable for the obligations under the 8.50% senior notes due 2008, the 8.88% senior notes due 2008, the 6.50% senior notes due 2010, the 6.38% senior notes due 2011, the 9.25% senior notes due 2012, the 7.88% senior notes due 2013, the 7.38% senior unsecured notes due 2014 and the 2005 Credit Facility through unconditional guarantees issued by current and future subsidiaries. The Parent and Allied NA are jointly and severally liable for the obligations under the 6.38% senior notes due 2008, the 9.25% debentures due 2021 and the 7.40% debentures due 2035 issued by BFI through an unconditional, joint and several, guarantee issued by the Parent and Allied NA. At December 31, 2005, the maximum potential amount of future payments under the guarantees is the outstanding amount of the debt identified above and the amount for letters of credit issued under the 2005 Credit Facility. In accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statement No. 5, 57 and 107 (FIN 45), the guarantees are not recorded in our consolidated financial statements as they represent parent-subsidiary guarantees. We do not guarantee any third-party debt.
2005 Refinancing –
During the first quarter of 2005, Allied executed a multifaceted refinancing plan for which we recorded the costs incurred to early extinguish debt during the three months ended March 31, 2005 of $41.6 million. These expenses were recorded in interest expense and other. There were no costs incurred to early extinguish debt during the three months ended March 31, 2006.
Collateral –
The 2005 Credit Facility, the senior secured notes issued by Allied NA and $621 million of senior notes and debentures assumed in connection with the acquisition of BFI by Allied are collateralized by the stock of substantially all BFI subsidiaries and Other Allied Collateral and a security interest in the assets of BFI, its domestic subsidiaries and Other Allied Collateral. At March 31, 2006, on an aggregate basis, the book value of all the assets that serve as collateral was $8.7 billion.
Derivative instruments and hedging activities —
Allied’s risk management policy requires that no less than 70% of total debt is fixed, either directly or effectively through interest rate swap contracts. From time to time, in order to adhere to the policy, Allied has entered into interest rate swap agreements for the purpose of hedging variability of interest expense and interest payments on our long-term variable rate bank debt and maintaining a mix of fixed and floating rate debt. Allied’s strategy is to use interest rate swap contracts when such transactions will serve to reduce its aggregate exposure and meet the objectives of its risk management policy. These contracts are not entered into for trading purposes.
Allied believes it is important to have a mix of fixed and floating rate debt to provide financing flexibility. At March 31, 2006, approximately 77% of Allied’s debt was fixed and 23% had variable interest rates. Allied had no interest rate swap contracts at March 31, 2006.
5. Accumulated Other Comprehensive Loss
The components of the ending balances of accumulated other comprehensive loss, as reflected in member’s deficit are shown as follows (in millions):

	March 31,	December 31,
	2006	2005
Minimum pension liability adjustment, net of taxes of $46.8	$(70.3)	$(70.3)

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
6. Landfill Accounting
Landfill accounting –
We have a network of 39 owned or operated active landfills. We use a life-cycle accounting method for landfills and the related closure and post-closure liabilities. This method applies the costs to be capitalized associated with acquiring, developing, closing and monitoring the landfills over the associated consumption of landfill capacity. Specifically, we record landfill retirement obligations at fair value as a liability with a corresponding increase to the landfill asset as waste is disposed. The amortizable landfill asset includes landfill development costs incurred, landfill development costs expected to be incurred over the life of the landfill, the recorded capping, closure and post-closure asset retirement obligation, and the present value of cost estimates for future capping, closure and post-closure costs. We amortize the landfill asset over the remaining capacity of the landfill as volume is consumed during the life of the landfill with one exception. The exception applies to capping costs for which both the recognition of the liability and the amortization of these costs is based instead on the costs and capacity of the specific capping event.
On an annual basis, we update the development cost estimates (which include the costs to develop the site as well as the individual cell construction costs) and capping, closure and post-closure cost estimates for each landfill. Additionally, future capacity estimates (sometimes referred to as airspace) are updated annually using aerial surveys of each landfill to estimate utilized disposal capacity and remaining disposal capacity. The overall cost and capacity estimates are reviewed and approved by senior operations management annually.
Landfill assets –
We expensed approximately $18.0 million and $18.6 million, related to landfill amortization during the quarters ended March 31, 2006 and 2005, respectively.
Capping, closure, post-closure and environmental costs –
Accretion expense is necessary to increase the accrued capping, closure and post-closure accrual balance to its future undiscounted value. To accomplish this, we accrete our capping, closure and post-closure accrual balance using the applicable credit-adjusted, risk-free rate and charge this accretion as an operating expense in that period. Accretion expense on recorded landfill liabilities is recorded to cost of operations from the time the liability is recognized until the costs are paid.
We charged approximately $7.6 million related to accretion of the capping, closure and post-closure liabilities for both the three months ended March 31, 2006 and 2005. Changes in estimates of costs or disposal capacity are treated on a prospective basis for operating landfills and are recorded immediately in results of operations for fully incurred capping events and closed landfills.
Environmental liabilities arise from contamination at sites that we own or operate or third-party sites where we deliver or transport waste. These liabilities primarily include costs associated with remediating groundwater, surface water and soil contamination as well as controlling and containing methane gas migration. In connection with evaluating liabilities for environmental matters, we estimate a range of potential impacts and the most likely outcome. The recorded liabilities represent our estimate of the most likely outcome of the matters for which we have determined liability is probable. For these matters, we periodically evaluate the recorded liabilities and as additional information becomes available to ascertain whether the accrued liabilities are adequate. We do not expect near-term adjustments to estimates will have a material effect on our consolidated liquidity, financial position or results of operations.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
These estimates, however, require assumptions about future events due to a number of uncertainties including the extent of the contamination, the appropriate remedy, the financial viability of other potentially responsible parties and the final apportionment of responsibility among the potentially responsible parties. As noted above, because of these uncertainties, we estimate a range of exposure for environmental liabilities. Using the high end of our estimate of the reasonably possible range, the outcome of these matters, which exclude capping, closure and post-closure costs, could result in approximately $13 million of additional liability.
7. Employee Benefit Plans
Components of net periodic benefit cost –
The following table provides the components of net periodic benefit cost for the BFI Pension Plan (in millions):

	Three months ended March 31,
	2006	2005
Service cost	$0.1	$0.1
Interest cost	5.3	5.2
Expected return on plan assets	(7.5)	(7.0)
Recognized net actuarial loss	1.7	1.7
Amortization of prior service cost	0.0	0.0
Curtailment	0.0	—

Net periodic benefit (income) cost	$(0.4)	$0.0

8. Stock Plans
Certain BFI employees are eligible to participate in the stock plans of Allied. Accordingly, stock compensation expense is allocated to BFI as appropriate. Effective January 1, 2006, Allied adopted the provisions of SFAS 123(R), Share-Based Payment, which establishes the accounting for stock-based awards exchanged for employee services. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be measured at fair value and expensed in the consolidated statement of operations over the service period (generally the vesting period).
Periods Prior to the Adoption of SFAS 123(R) –
Prior to the adoption of SFAS 123(R), Allied accounted for share-based compensation plans under APB 25 and provided the disclosures required under SFAS 123. Allied did not recognize stock option compensation cost in its statement of operations for the periods prior to the adoption of SFAS 123(R), as all options granted had an exercise price equal to the fair value of our common stock on the date of grant. The following table presents the effect on net loss for BFI as if Allied had applied the fair value recognition provisions of SFAS 123 (in millions):

Three Months
Ended March 31, 2005
Net loss, as reported	$(69.3)
Total stock-based employee compensation expense determined under fair value based method, net of tax	0.3

Net loss, pro forma	$(69.6)

In accordance with SFAS 123, Allied had incorporated the following weighted average assumptions in the Black-Scholes option valuation model to determine the fair value of each option grant as of the date of grant:

Three Months Ended
March 31, 2005
Risk free interest rate	3.1%
Expected life (in years)	5.0
Dividend rate	0.0%
Expected volatility	55.0%

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Adoption of SFAS 123(R) –
Allied elected to adopt the modified prospective transition method as provided by SFAS 123(R). Under this method, Allied is required to recognize compensation expense for all awards granted after the date of adoption and for all the unvested portion of previously granted awards that remained outstanding at the date of adoption. Accordingly, Allied and BFI financial statement amounts for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R). The effect of recording stock-based compensation expense for BFI was as follows (in millions):

Three Months Ended
March 31, 2006
Stock-based compensation expense(1)	$0.3
Tax effect on stock-based compensation expense	0.1

Net effect on net loss	$0.2

(1)	Included in selling, general and administrative expenses.
In connection with the adoption of SFAS 123(R), Allied assessed its valuation technique and related assumptions. Allied estimated the fair value of stock options on the date of grant using a Black-Scholes option valuation model that uses the assumptions in the following table. The fair value of each option grant is recognized using the straight-line attribution approach.

Three Months Ended
March 31, 2006
Risk free interest rate	3.8%
Expected life (in years)	6.6
Dividend rate	0.0%
Expected volatility	46.4%
The risk-free interest rate is based on a zero-coupon U.S. Treasury bill rate on the date of grant with the maturity date approximately equal to the expected life at the grant date. The expected life of the options is determined using the simplified method as provided by SAB 107 for “plain vanilla” options. Allied has not issued any dividends on common stock. Based on this history and current plans, the dividend rate is assumed to be zero. Allied derives its expected volatility based on a combination of the implied volatility of its traded options and daily historical volatility of its stock price. Prior to the adoption of SFAS 123(R), Allied used historical volatility of its stock price for its pro forma disclosures. For additional disclosure regarding Allied’s adoption of SFAS 123(R), see Note 8 of Allied’s Form 10-Q for the three months ended March 31, 2006.
9. Commitments and Contingencies
Litigation –
We are subject to extensive and evolving laws and regulations and have implemented our own environmental safeguards to respond to regulatory requirements. In the normal course of conducting our operations, we may become involved in certain legal and administrative proceedings. Some of these actions may result in fines, penalties or judgments against us, which may have an impact on earnings for a particular period. We accrue for legal matters and regulatory compliance contingencies when such costs are probable and can be reasonably estimated. We do not believe that matters in process at March 31, 2006 will have a material adverse effect on our consolidated liquidity, financial position or results of operations. See Tax contingencies below for a discussion of our outstanding tax dispute with the Internal Revenue Service (IRS).
In the normal course of conducting our landfill operations, we are involved in legal and administrative proceedings relating to the process of obtaining and defending the permits that allow us to operate our landfills.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
In September 1999, neighboring parties and the county drainage district filed a civil lawsuit seeking to prevent BFI from obtaining a vertical elevation expansion permit at our 131-acre landfill in Donna, Texas. They claimed BFI had agreed not to expand the landfill based on a pre-existing Settlement Agreement from an unrelated dispute years ago related to drainage discharge rights. In 2001, the Texas Commission on Environmental Quality (TCEQ) granted BFI an expansion permit (the administrative expansion permit proceeding), and, based on this expansion permit, the landfill has an estimated remaining capacity of approximately 2.4 million tons at March 31, 2006. Nonetheless, the parties opposing the expansion continued to litigate the civil lawsuit and pursue their efforts in preventing the expansion. In November 2003, a judgment issued by a Texas state trial court in the civil lawsuit effectively revoked the expansion permit that was granted by the TCEQ in 2001, which would require us to operate the landfill according to a prior permit granted in 1988. On appeal, the Texas Court of Appeals stayed the trial court’s order, allowing us to continue to place waste in the landfill in accordance with the expansion permit granted in 2001. In the administrative expansion proceeding on October 28, 2005, the Texas Supreme Court denied review of the neighboring parties’ appeal of the expansion permit, thereby confirming that the TCEQ properly granted our expansion permit.
In April 2006, the Texas Court of Appeals ruled on the civil litigation. The court dissolved the permanent injunction which would have effectively prevented us from operating the landfill under the expansion permit, but also required us to pay a damage award of approximately $2 million plus attorney’s fees and interest, the amount of such fees has not yet been determined. On April 27, 2006, appellees filed a motion for rehearing, which is under consideration by the Texas Court of Appeals. We do not expect the court to rule on such motion for the next several months and believe that it is unlikely that the court will grant the motion for rehearing. We are evaluating our options regarding the opinion, including whether to file our own motion for rehearing.
Financial assurances –
We are required to provide financial assurances to governmental agencies and a variety of other entities under applicable environmental regulations relating to our landfill operations for capping, closure and post-closure costs and/or related to performance under certain collection, landfill and transfer station contracts. We satisfy the financial assurance requirements by providing performance bonds, letters of credit, insurance policies or trust deposits. Additionally, we are required to provide financial assurances for our insurance program and collateral required for certain performance obligations.
These financial instruments are issued in the normal course of business and are not debt of BFI. Since we currently have no liability for these financial assurance instruments, they are not reflected in the accompanying consolidated balance sheets. However, we have recorded capping, closure and post-closure liabilities and self-insurance as the liabilities are incurred under GAAP. The underlying obligations of the financial assurance instruments would be valued and recorded in the consolidated balance sheets if it is probable that we would be unable to perform our obligations under the financial assurance contracts. We do not expect this to occur.
Off-balance sheet arrangements –
We have no off-balance sheet debt or similar obligations, other than operating leases and financial assurance instruments discussed above, which are not classified as debt. We have no transactions or obligations with related parties that are not disclosed, consolidated into or reflected in our reported results of operations or financial position. We do not guarantee any third party debt.
Guarantees –
We enter into contracts in the normal course of business that include indemnification clauses. Indemnifications relating to known liabilities are recorded in the consolidated financial statements based on our best estimate of required future payments. Certain of these indemnifications relate to contingent events or occurrences, such as the imposition of additional taxes due to a change in the tax law or adverse interpretation of the tax law, and indemnifications made in divestiture agreements where we indemnify the buyer for liabilities that relate to our activities prior to the divestiture and that may become known in the future. As of March 31, 2006, we estimate the contingent obligations associated with these indemnifications to be insignificant.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
We have entered into agreements to guarantee to property owners the value of certain property that is adjacent to certain landfills. These agreements have varying terms over varying periods. Prior to December 31, 2002, liabilities associated with these guarantees have been accounted for in accordance with SFAS No. 5, Accounting for Contingencies, in the consolidated financial statements. Agreements modified or entered into subsequent to December 31, 2002 are accounted for in accordance with FIN 45 and were not significant during the three months ended March 31, 2006 and 2005.
Tax contingencies —
We are subject to various federal, state and local tax rules and regulations. Although these rules are extensive and often complex, we are required to interpret and apply them to our transactions. Positions taken in tax filings are subject to challenge by taxing authorities. Accordingly, we may have exposure for additional tax liabilities if, upon audit, any positions taken are disallowed by the taxing authorities.
We are currently under examination or administrative review by various state and federal taxing authorities for certain tax years, including federal income tax audits for calendar years 1998 through 2003. A federal income tax audit for BFI’s tax years ended September 30, 1996 through July 30, 1999 is complete with the exception of the matter discussed below.
Prior to our acquisition of BFI on July 30, 1999, BFI operating companies, as part of a risk management initiative to effectively manage and reduce costs associated with certain liabilities, contributed assets and existing environmental and self-insurance liabilities to six fully consolidated BFI risk management companies (RMCs) in exchange for stock representing a minority ownership interest in the RMCs. Subsequently, the BFI operating companies sold that stock in the RMCs to third parties at fair market value which resulted in a capital loss of approximately $900 million for tax purposes, calculated as the excess of the tax basis of the stock over the cash proceeds received.
On January 18, 2001, the IRS designated this type of transaction and other similar transactions as a “potentially abusive tax shelter” under IRS regulations. During 2002, the IRS proposed the disallowance of all of this capital loss. The primary argument advanced by the IRS for disallowing the capital loss was that the tax basis of the stock of the RMCs received by the BFI operating companies was required to be reduced by the amount of liabilities assumed by the RMCs even though such liabilities were contingent and, therefore, not liabilities recognized for tax purposes. Under the IRS view, there was no capital loss on the sale of the stock since the tax basis of the stock should have approximately equaled the proceeds received. We protested the disallowance to the Appeals Office of the IRS in August 2002.
In April 2005, the Appeals Office of the IRS upheld the disallowance of the capital loss deduction. As a result, in late April 2005 we paid a deficiency to the IRS of $23 million for BFI tax years prior to the acquisition. In July 2005, we filed a suit for refund in the United States Court of Federal Claims. Based on the complexity of the case, we estimate it will likely take a number of years to fully try the case and obtain a decision. Furthermore, depending on the circumstances at that time, the losing party may appeal the decision to the Court of Appeals for the Federal Circuit. A settlement, however, could occur at any time during the litigation process.
We also received a notification from the IRS assessing a penalty of $5.4 million and interest of $12.8 million relating to the asserted $23 million deficiency. In December 2005, the IRS agreed to suspend the collection of this penalty and interest until a decision is rendered on our suit for refund.

BROWNING-FERRIS INDUSTRIES, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The remaining tax years affected by the capital loss issue are currently being audited or reviewed by the IRS. A decision by the United States Court of Federal Claims on the litigation should resolve the issue in these years as well. If we were to win the case, the initial payments would be refunded to us, subject to an appeal. If we were to lose the case, the deficiency associated with the remaining tax years would be due, subject to an appeal. If we were to settle the case, the settlement would likely cover all affected tax years and any resulting deficiency would become due in the ordinary course of the audits. A deficiency payment would adversely impact our cash flow in the period the payment was made.
We continue to believe our position is well supported. If, however, the capital loss deduction is fully disallowed, we estimate it could have a potential federal and state cash tax impact (excluding penalties) of up to $310 million, of which approximately $33 million has been paid, plus accrued interest through March 31, 2006 of approximately $110 million ($66 million net of tax benefit).
Also, if the capital loss deduction is disallowed, the IRS could propose a penalty of up to 40% of the additional income tax due (including the $5.4 million already assessed). Because of several meritorious defenses, we believe the successful assertion of penalties is remote.
The potential tax and interest (but not penalties) impact of a full disallowance has been fully reserved on our consolidated balance sheet. With regard to tax and accrued interest through March 31, 2006, a disallowance would not materially adversely affect our consolidated results of operations. The periodic accrual of additional interest charged through the time at which this matter is resolved will continue to affect our consolidated results of operations. In addition, the successful assertion by the IRS of penalties could have a material adverse impact on our consolidated liquidity, financial position and results of operations.
10. Related Party Transactions
All treasury functions are maintained by Allied. The amount due from Parent represents proceeds Allied received from the issuance of certain debt issued in connection with the financing of the BFI acquisition, in addition to the net advances to Parent in excess of obligations paid by the Parent on behalf of BFI. Except as discussed below, no interest is earned on the amount due from Parent.
We are charged for management, financial and other administrative services provided during the year by Allied, including allocations for overhead. Related charges for the three months ended March 31, 2006 and 2005 were approximately $7.1 million and $8.5 million, respectively, recorded in selling, general and administrative expenses. In addition, Allied maintains insurance coverage for us and we were charged for the cost of insurance $19.4 million and $16.9 million during the three months ended March 31, 2006 and 2005, respectively.
We provide services to, and receive services from, Allied and subsidiaries of Allied, which are recorded in our consolidated statement of operations. Related revenues and expenses for the three months ended March 31, 2006 and 2005 were approximately $31.6 million and $33.1 million, respectively, recorded in revenues, and $14.5 million and $12.3 million, respectively, recorded in cost of operations.
We sell trade receivables at a discount to another subsidiary of Allied in connection with Allied’s receivables secured loan program. In connection with the sales, we recognized a loss of approximately $1.2 million and $1.9 million recorded in selling, general and administrative expenses for the three months ended March 31, 2006 and 2005, respectively. In addition, we have a note receivable of approximately $8.4 million in due from Parent as part of the initial sale of receivables. Allocated interest income on the note receivable was approximately $0.2 million for both the three months ended March 31, 2006 and 2005.
In 2001, we entered into lease agreements with certain subsidiaries of Allied for equipment and vehicles. The associated lease expense included in cost of operations for the three months ended March 31, 2006 and 2005, was approximately $3.8 million and $6.3 million, respectively.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: May 15, 2006